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                                                                    Exhibit 10.1


FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT

THIS FIFTH AMENDMENT (this "Amendment") to the Fourth Amended and Restated Loan Agreement is entered into as of the 5th day of May, 1999, by and between The Huntington National Bank (the "Bank") as lender, and Intrenet, Inc. (the "Borrower"), and its wholly owned subsidiaries Advanced Distribution System, Inc., Eck Miller Transportation Corporation, INET Logistics, Inc., Mid-Western Transport, Inc., Roadrunner Enterprises, Inc., Roadrunner Trucking, Inc., Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc. (collectively the "Subsidiaries") as borrowers. The Borrower and the Subsidiaries are herein collectively referred to as the "Companies" and separately as a "Company").

RECITALS:

A. On or about January 15, 1996, the Companies (with the exception of INET Logistics, Inc.) and the Bank executed a certain Fourth Amended and Restated Loan Agreement that was amended by a certain (i) First Amendment to Fourth Amended and Restated Loan Agreement dated as of March 31, 1996, (ii) Second Amendment to Fourth Amended and Restated Loan Agreement (pursuant to which INET Logistics became obligated under the terms of the 1996 Loan Agreement) dated as of March 7, 1997, (iii) Third Amendment to Fourth Amended and Restated Loan Agreement dated as of March 31, 1998, and (iv) Fourth Amendment to Fourth Amended and Restated Loan Agreement dated as of February 4, 1999, (collectively, the "1996 Loan Agreement"), setting forth the terms of certain extensions of credit to the Companies; and

B. In connection with the 1996 Loan Agreement and predecessor documents thereto, the Companies executed and delivered to the Bank certain other loan documents, promissory notes, amendments to open-end mortgages, assignment of rents and security agreements, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the 1996 Loan Agreement (all of the foregoing, together with the 1996 Loan Agreement, are hereinafter collectively referred to as the "1996 Loan Documents") (the 1996 Loan Documents together with the 1988 Loan Documents, the 1989 Loan Documents, the 1991 Loan Documents and the 1993 Loan Documents (as those terms are defined in the 1996 Loan Agreement) are hereinafter collectively referred to as the "Loan Documents"); and

C. The Companies have requested that the Bank amend and modify certain terms and covenants in the Loan Agreement to reduce the pricing, extend the maturity dates and modify the performance pricing of the extensions of credit subject to the 1996 Loan Agreement, to modify certain financial covenants and to increase the amount of term indebtedness, and the Bank is willing to do so upon the terms and conditions contained herein.



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NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 1996 Loan Agreement.

2. Section 1, "Amount of Loan," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

SECTION 1. AMOUNT OF LOAN.

The Bank agrees to extend credit to the Companies up to the aggregate sum of $35,000,000.00 in original principal amount (herein collectively referred to as the "Loan"), subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein. The Loan shall be comprised of the credit facilities described in paragraphs 1.1, 1.2,
1.2.1 and 1.3 below.

3. Section 1.1, "Revolving Loan," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

                  1.1 Revolving Loan.

     The Bank agrees to extend credit to the Companies pursuant to a revolving credit facility up to the maximum principal amount of $28,000,000.00 (herein referred to as the "Revolving Loan"), subject to paragraphs 1.3 and 1.4 below and to the terms and conditions of the Agreement; provided, however, that the outstanding principal balance of the Revolving Loan, plus the aggregate outstanding stated amounts of the Letters of Credit (as defined below) shall never exceed $28,000,000.00. The outstanding principal of the Revolving Loan may be increased and decreased an unlimited number of times prior to January 1, 2001 (the "Revolving Loan Termination Date"). The Companies' right to obtain advances pursuant to the Revolving Loan shall terminate on, and the unpaid principal balance plus all accrued interest on the Revolving Loan shall be due and payable on, the Revolving Loan Termination Date; provided, however, that the Bank shall have no obligation to advance or re-advance any sums pursuant to the Revolving Loan at any time when there exists any set of facts or circumstances that, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute an Event of Default under this Agreement.

4. Section 1.2 "Term Loan," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:


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                  1.2 Term Loan.

     The Bank agrees to extend credit to the Companies pursuant to a term facility in the principal amount of $2,000,000.00 (herein referred to as the "Term Loan"), subject to paragraph 1.4 below and to the terms and conditions of this Agreement. The principal balance of the Term Loan shall be due and payable in six consecutive quarterly installments of $100,000.00 each, beginning on July 1, 1999, and continuing on each October 1, January 1, April 1 and July 1 thereafter through and including October 1, 2000, and with the final installment due on December 31, 2000 (the "Term Loan Termination Date").

5. Section 1.2.3, "Terms of Capex Loan," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

1.2.3 Terms of Capex Loan.

All principal, interest, and other fees outstanding on the Capex Loan shall be due and payable no later than the Capex Loan Maturity Date. "Capex Loan Maturity Date" shall mean with respect to any advances under the Capex Loan, December 31, 2000. The Borrower may elect in the same manner as Section 2.4 hereof to have interest accrue on the Capex Loan at (a) Daily LIBOR plus the Daily LIBOR Margin or (b) the Prime Commercial Rate.

6. The definition of "Daily LIBOR Margin" in Section 2.3, "Daily LIBOR," of the 1996 Loan Agreement is hereby amended to recite as follows:

"Daily LIBOR Margin" shall mean 175 basis points (1.75%), subject to the provisions of Section 2.11 set forth below.

In addition, Section 2.3 is hereby amended to provide that the Companies may obtain Daily LIBOR Advances under the Term Loan at a rate of interest equal to Daily LIBOR, plus the applicable Daily LIBOR Margin.


The remainder of Section 2.3, "Daily LIBOR," shall remain as originally written.

7. Section 2.11, "Reduction of Applicable Margins," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

                  2.11. Reduction of Applicable Margins.

     In respect of the Revolving Loan and the Capex Loan only, the Prime Margin, the Eurodollar Margin and the Daily LIBOR Margin shall each be reduced by 25 basis points (0.25%) effective on the first day of the month (no sooner than March 31, 2000) following the Bank's receipt and acceptance of a certificate signed by the president or



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chief financial officer of the Borrower and delivered pursuant to Section 11 (b)
of this Agreement, certifying (i) the compliance of the Companies with all of the terms of this Agreement for the fiscal year ending December 31, 1999, and setting forth the calculation of the financial covenants contained in Section 10 of this Agreement and (ii) the Companies' consolidated Fixed Charge Coverage Ratio for the fiscal year ending December 31, 1999, is not less than 1.05 to 1.00; provided, however, that no such reduction shall be made if any set of facts or circumstances exists that, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute an Event of Default hereunder.

8. Section 4, "Prepayment," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

SECTION 4. PREPAYMENT.

Subject to the terms and conditions of this Agreement, the Companies shall have the right to prepay at any time and from time to time before maturity any amount or amounts due to the Bank pursuant to this Agreement or to any notes or agreements executed pursuant hereto or to seek cancellation of the Letters of Credit; provided, that if the Companies prepay the Revolving Loan, the Term Loan and the Capex Loan in full prior to the Revolving Loan Termination Date, the Companies shall jointly and severally pay to the Bank a prepayment fee equal to $200,000.00; provided, however, that no such prepayment fee shall be due if the Revolving Loan, the Term Loan and the Capex Loan are prepaid in full solely as a result of the refinancing or restructuring of such obligations by the (i) Bank or by (ii) a lender group arranged by the Bank or an affiliate thereof and for which the Bank or its affiliates serve as Syndication Agent and Administrative Agent. If the Bank, in its sole and absolute discretion, determines not to renew or extend the maturity of the Revolving Loan, then the Term Loan and the Capex Loan shall be due and payable at the maturity of the Revolving Loan.

9. Section 10.12, "Book Net Worth," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

                  10.12    Book Net Worth.

     The Companies shall achieve a Book Net Worth of not less than:

the sum of (i) $23,500,000.00 plus (ii) the net cash proceeds resulting from the issuance by the Borrower on or after January 1, 1999, of any capital stock of any nature, whether voting or non-voting, common, preferred or otherwise ("Capital Stock") as of June 30, 1999, and the sum of (i) $25,000,000.00, plus (ii) the net cash proceeds resulting from the issuance by the Borrower on or after January 1, 1999, of any Capital Stock as of December 31, 1999, and continuing at all times thereafter.


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10.  The first paragraph of Section 10.26, "Fixed Charge Coverage Ratio," of the
1996 Loan Agreement is hereby amended to recite as follows:

     The Companies, on a consolidated basis, shall maintain at all times specified below a ratio of (a) EBITDA plus Historical Operating Lease Payments to (b) Fixed Charges plus Prospective Operating Lease Payments (the "Fixed Charge Coverage Ratio") of not less than (i) 1.00 to 1.00 for the period beginning July 1, 1998, and continuing, through and including December 31, 1999, and (ii) 1.05 to 1.00 for the period beginning January 1, 2000, and continuing at all times thereafter. If the Companies or their auditors make any adjustment in EBITDA, the Companies shall immediately (i) provide notice of such adjustment to the Bank, (ii) reflect such adjustment in the calculation of the Fixed Charge Coverage Ratio, and (iii) provide financial statements to the Bank reflecting such adjustments for all periods to which the adjustments relate.

The remainder of Section 10.26, "Fixed Charge Coverage Ratio," shall remain as originally written.

11. Conditions of Effectiveness. This Amendment shall become effective as of April 30, 1999, upon satisfaction of all of the following conditions precedent:

(a) The Bank shall have received two duly executed copies of this Amendment and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel;

(b) The representations contained in paragraph 12 below shall be true and accurate.

12. Representations. Each of the Companies represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of each of the Companies in the 1996 Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) each of the Companies has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the 1996 Loan Agreement and the Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default.

13. Amendment to 1996 Loan Agreement. (a) Upon the effectiveness of this Amendment, each reference in the 1996 Loan Agreement to "Fourth Amended and Restated Loan Agreement," "Loan and Security Agreement," "Loan Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the 1996 Loan Agreement, shall mean and be a reference to the 1996 Loan Agreement as amended hereby. (b) Except as modified



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herein, all of the representations, warranties, terms, covenants and conditions of the 1996 Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the 1996 Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Companies which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Companies ratifies and confirms each term, provision, condition and covenant set forth in the 1996 Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

14. Authority. Each of the Companies hereby represents and warrants to the Bank that as to such Company (a) such Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Company has been duly authorized to execute and deliver the same and bind such Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Company and the performance and observance by such Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Company or any law applicable to such Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Company; and (d) this Amendment constitutes a valid and legally binding obligation upon such Company in every respect.

15. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

16. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

IN WITNESS WHEREOF, each of the Companies and the Bank have hereunto set their hands as of the date first set forth above.


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THE BORROWER:

INTRENET, INC.

By:  /s/ Roger T. Burbage
   -------------------------------
Its: Executive Vice President and
     Chief Financial Officer


THE SUBSIDIARIES:

ADVANCED DISTRIBUTION SYSTEM, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


ECK MILLER TRANSPORTATION
 CORPORATION

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


INET LOGISTICS, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


MID-WESTERN TRANSPORT, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


ROADRUNNER ENTERPRISES, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its:  Vice President

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ROADRUNNER TRUCKING, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


ROADRUNNER DISTRIBUTION
 SERVICES, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


ROADRUNNER INTERNATIONAL
 SERVICES, INC.

By: /s/ Roger T. Burbage
   -------------------------------
Its: Vice President


THE BANK:

THE HUNTINGTON NATIONAL BANK

By: /s/ Leonard Amoroso
   -------------------------------
Its: Vice President